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                                                                Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of The Learning Company, Inc. (formerly known as SoftKey International, Inc.) on Form S-3 (File Nos. 33-73422, 33-63073, 333-00145, 333-02385, 333-03271,
333-10009, 333-40543, 333-40549, 333-48009, 333-50915, 333-56641, 333-57397,
333-62171) and Form S-8 (File Nos. 33-75134, 33-92920, 33-92922, 33-61931,
333-00107, 333-02337, 333-04619, 333-40539, 333-42449, 333-43653, 333-45113,
333-45115, 333-57335, 333-59123, 333-67045, 333-67047, 333-70705), in the
Definitive Proxy Statement on Schedule 14A of The Learning Company, Inc.
filed on March 26, 1999, and in the Prospectus constituting part of the Registration Statement of Mattel, Inc. on Form S-4 (File No. 333-71587) of our report dated March 26, 1999 on our audits of the consolidated balance sheets and financial statement schedule of valuation and qualifying accounts of The Learning Company, Inc. as of January 2, 1999 and January 3, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 2, 1999, which report is included in this Annual Report on Form 10-K/A.

                                  /s/ PricewaterhouseCoopers LLP
                                  PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 1999